Exhibit 10.13

EMPLOYEE STOCK OWNERSHIP PLAN OF ROME BANCORP, INC. Adopted on May 26, 1999 Effective on January 1, 1999 Incorporating Amendment Nos. 1 and 2	AMENDMENT NO. 3
	DOCUMENT:	WA01/3147700
	DRAFT DATE:	08/02/05
BOARD OF DIRECTORS APPROVAL DATE: AUGUST 24, 2005

AMENDMENT

1.	Article XIII - Section 13.4(c) of the Plan shall be amended, effective as of March 28, 2005, to read in its entirety as follows:

(c) If an Employee terminates service, and the value of the Employee’s vested Account balance is not greater than $1,000, the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a Forfeiture. If an Employee would have received a distribution under the preceding sentence but for the fact that the Employee’s vested Account balance exceeded $1,000 when the Employee terminated Service and if at a later time such Account balance is reduced such that it is not greater than $1,000, the Employee will receive a distribution of such Account balance and the nonvested portion will be treated as a Forfeiture. For purposes, of this section, if the value of an Employee’s vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Rome Bancorp, Inc. pursuant to authority given by resolution of the Board of Directors.

ROME BANCORP, INC.

By	/s/ David C. Nolan
Name:	David C. Nolan
Title:	Treasurer and CFO